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EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made effective as of the 1st day of October, 2001
BETWEEN:

     (1) AMERITRADE HOLDING CORPORATION, a Delaware corporation, whose principal office is at 4211 South 102nd Street, Omaha, Nebraska 68127 (hereinafter called the "Company"); and

     (2) J. JOE RICKETTS, who has an address at P.O. Box 31519, Omaha, Nebraska 68131 (the "Employee").

     WHEREBY IT IS AGREED, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, as follows:

     1. (A) The Company hereby employs the Employee as the Chairman of the Company, and the Employee accepts such employment, on the terms of this Agreement. The Employee's services hereunder shall be to assist in the overall strategic business management of the Company, in identifying opportunities and relationships which can enhance shareholder value and in evaluating the activities and direction of the Company and, subject and limited as aforesaid and to the other terms of this Agreement, the Employee shall use his reasonable efforts to perform the reasonable duties assigned to him by the Board of Directors of the Company (the "Board of the Company") and shall use his reasonable efforts to faithfully comply with all reasonable directions from time to time given to him by the Board of the Company. The Employee shall report solely to the Board of the Company. The Company shall not change the Employee's title of Chairman without the approval of the Employee.

          (B) The Employee will devote such business time, attention and skill to his duties required hereunder as he in good faith, believes is reasonably required to satisfactorily perform his obligations hereunder. The Company acknowledges and agrees that the time to be devoted by the Employee hereunder shall be substantially less than the time he has devoted in the past.

          (C) In construing Sections 1(A) and 1(B) of this Agreement, it is agreed that (a) the Employee shall have no established work schedule, shall perform his services at times and places reasonably and in good faith selected by him, and shall be permitted to render services by telephone, in writing or in person, as reasonably and in good faith determined by the Employee, in all cases taking into account the reasonable requests of the Company and the best interests of both parties whenever reasonably practicable, and (b) the type of duties and responsibilities the Employee is required to perform hereunder may not be different in any material or meaningful way than (i) those which would customarily be performed by a chairman of a public company, and (ii) those performed by the Employee for the Company during calendar year 2001. The Employee shall have the authority to bind the Company to the same extent that he had such authority during calendar year 2001 in the exercise of his normal duties as a senior executive of the Company.

     2. (A) This Agreement shall take effect and commence as of October 1, 2001, and shall continue (subject as hereinafter mentioned) until September 30, 2005 (the "Term"); provided, however, that if a "Change of Control" transaction is consummated by December 31,




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2003, the end of the Term shall be September 30, 2008. A "Change of Control"
transaction shall include any transaction or series of related transactions which directly or indirectly result in (i) the Employee and members of his immediate family (including trusts held for their benefit) owning less than 50% of the outstanding voting securities of the Company or the publicly traded entity that survives or results from or is created with respect to any such transaction or transactions, and (ii) a "Change in Control" or a "Change of Control," as those terms were defined on October 1, 2001 in any employment agreement between the Company and any of its executive officers.

          (B) Notwithstanding the provisions of Section 2(A):

               (i) In the event of: (a) the Employee's death or (b) his inability due to illness or injury to perform his duties hereunder in a reasonably satisfactory manner for four consecutive months or for a total period of seventy-five (75) or more of his working days (the parties agree that, for purposes of this sentence, the Employee shall work less than five working days per week) in any period of twelve consecutive months (herein called "disability" or "disabled"), this Agreement may, within thirty (30) days after the happening of any such event, be terminated by the Company by delivering sixty (60) days prior written notice to the Employee, and the Employee shall have no claim for compensation arising out of such termination or for any installment of the compensation due after the expiration of such sixty (60) day notice period (other than the Employee's claim for accrued but unpaid amounts, including without limitation expenses, cash bonus, stock option awards, salary and vacation pay); except that while the Employee is disabled, and until the earlier of the last day of the stated Term (without giving effect to any early termination of this Agreement) or the fifth (5th) anniversary of the Employee's disability, the Company shall continue to provide to or pay to or for the Employee, the insurance benefits, employee assistance program payments and taxes, and 50% of the base salary, which the Company had been required to pay prior to such disability under Section 5 below. Any termination in accordance with the terms of this Section 2(B)(i) shall not be deemed a breach or default by the Employee or the Company, and the Employee shall have no obligation to perform any services after any such termination.

               (ii) This Agreement shall be subject to termination by the Company as provided below by notice in writing (which notice to be effective must be sent to the Employee within thirty (30) days after the Company becomes aware of any of the following events): if the Employee (a) shall have committed any intentional breach of his express obligations hereunder which breach also both (1) is materially harmful to the Company, and (2) (if capable of remedy or discontinuance) has not been cured or discontinued within thirty (30) days after receipt by the Employee of a written notice specifying in detail the nature and circumstances of the alleged breach, (b) if the Employee shall have been convicted of a crime which results in material financial or other material harm to the Company or (c) if the closing price of the Company's Common Stock (as such stock is presently constituted) on the principal national securities exchange on which such stock is traded exceeds $50 per share for sixty (60) consecutive trading days. In the event of a termination by the Company under this
     Section 2(B)(ii), the Employee shall have no claim for compensation arising out of such termination or for any installment of the compensation due for periods after such termination (other than,





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     with respect to clause (c) immediately above, the Employee's claim for accrued but unpaid amounts, including without limitation expenses, cash bonus, stock option awards, salary and vacation pay, and other than, with respect to clauses (a) and (b) immediately above, the Employee's claim for accrued but unpaid expenses, salary and vacation pay).

               (iii) This Agreement shall also be subject to termination by the Company for any reason other than those specified in subparagraphs (i) and
     (ii) immediately above on not less than sixty (60) days prior written notice, in which case the sole obligations of the Company under this Agreement shall be (a) to timely make the payments (annual base salary, annual cash bonus (in the annual amount of the higher of the fiscal year 2002 or fiscal year 2003 annual cash bonus payable to the Employee), annual stock option award (in the annual amount of the higher of the fiscal year 2002 or fiscal year 2003 annual stock option award payable to the Employee), insurance benefits, employee assistance program payments and tax payments) called for by Section 5 of this Agreement through the end of the stated Term (without giving effect to any early termination of this Agreement), without set-off, off-set or deduction (other than customary federal, state and city withholding taxes, as applicable), and (b) to timely pay and reimburse the Employee for all monies due, owing or accruing under this Agreement for all periods prior to such termination, including without limitation any accrued but unpaid expenses, salary, cash bonus, stock option awards and vacation pay; and the Employee shall have no obligation to perform any services after such termination. In the event of a termination pursuant to this subparagraph (iii), the Employee shall also be entitled (I) to recover losses and damages, if any, attributable to or resulting from his consequent inability to exercise, or any consequent limitation of any of his rights in respect of, any stock options granted to him by the Company, (II) to receive the full benefit of the insurance protection provided for under Section 6(D) of this Agreement as provided therein, including the benefit therein afforded after the termination of this Agreement, and (III) to receive the full benefit of the indemnity protection provided for under Section 11 and Section 21 of this Agreement as provided therein, including the benefit therein afforded after the termination of this Agreement; and the Employee shall have no obligation to mitigate his damages. Notwithstanding anything contained in this Section 2(B)(iii), in no event shall the payments to be made to the Employee pursuant to this Section 2(B)(iii) be less than the sum of $1,950,000 plus three times the amount of the annual cash bonus payable to the Employee for the higher of fiscal year 2002 or fiscal year 2003.

               (iv) In calculating the accrued cash bonus or accrued stock option award payable to the Employee under this Agreement for any partial fiscal year, such calculation shall be based upon the annual cash bonus or the annual stock option award, as applicable, payable to the Employee for the higher of fiscal year 2002 or fiscal year 2003.

          (C) Notwithstanding the provisions of Section 2(A), this Agreement shall be subject to termination by the Employee by notice in writing to the Company if the Company shall have committed any breach of its express obligations hereunder which breach is also either (i) the failure to timely pay or reimburse to the Employee monies at any time due or owing to him hereunder [but any such payment made within fourteen (14) days of its due date (in the case






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of base salary) and within thirty (30) days after written notice from the
Employee (in the case of any other payment) shall not constitute a breach], or
(ii) an intentional material breach (other than a breach of the type described in subparagraph (i) immediately above) which has not been cured or discontinued within thirty (30) days after receipt by the Company of a written notice specifying in detail the nature and circumstances of the alleged breach (which notice to be effective must be sent to the Company within thirty (30) days after the Employee becomes aware of any such breach). If this Agreement terminates following such a breach by the Company, (a) the Company shall be obligated to pay or reimburse to or for the Employee the same sums and benefits as the Company is required to pay the Employee under Section 2(B)(iii) with respect to a termination by the Company under Section 2(B)(iii), (b) the Employee shall have no obligation to mitigate his damages, and (c) the Employee shall have no obligation to perform any further services. The parties acknowledge that Section 2(B)(iii) and this Section 2(C) are fair and reasonable under the circumstances. The Employee shall have no right to terminate this Agreement except (I) as expressly set forth in this Section 2(C), (II) upon the Employee's death or disability, or (III) by the Employee's voluntary resignation (except a resignation following a breach by the Company entitling the Employee to terminate this Agreement pursuant to this Section 2(C) above), which voluntary resignation shall become effective, and this Agreement shall terminate, sixty
(60) days after the Employee notifies the Company, in writing, of his voluntary resignation. If the Employee terminates this Agreement as a result of the happening of the event described in clause (III) immediately above, the Employee shall have no obligation to perform any further services, shall have no claim for any installment of compensation due for periods after such termination (other than the Employee's claim for accrued but unpaid amounts, including without limitation expenses incurred, a pro rata portion of the cash bonus, stock option awards, salary and vacation pay), and shall not be deemed in breach or default of this Agreement.

     3. The Employee shall not, either during the continuance of this Agreement or thereafter, intentionally use to the detriment or prejudice of the Company and its affiliates, or, except in the proper course of his duties hereunder or except as may be required by law or legal process, intentionally divulge to any person whomsoever any trade secret or any other proprietary confidential information concerning the Company and its affiliates or their business or affairs which he may have acquired in the course of his fulfillment of his obligations to the Company. This restriction shall continue to apply after termination of the Employee's employment (only with respect to such secrets or such information which he may have acquired in the course of his fulfillment of his obligations to the Company), without limit in point of time, except for any information which may come into the public domain other than by reason of the Employee's non-observance of this Section.

     4. (A) The Employee shall not, directly or indirectly, during the continuance of this Agreement, and if this Agreement expires at the end of its scheduled term or is properly terminated by the Company as a result of the Employee's disability or as a result of a breach hereof by the Employee, or if this Agreement is terminated by the Employee as a result of his disability or voluntary resignation pursuant to Section 2(C)(III) above, for a period of five
(5) years following any such termination (provided the Company is and remains in compliance with its obligations under this Agreement):




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               (i) alone or together or in association with others, be or become an employee, director, officer, agent, or general partner of or in, or consultant to, any other company, firm, person or business which competes with the business of the Company or any of its affiliates;

               (ii) whether on his own account or as an employee, representative or agent of any other person, firm or company, intentionally endeavor to entice away from the Company any key employee (being a person entitled to annual compensation exceeding $125,000 per annum); or

               (iii) intentionally do or say anything intended or calculated to
     (x) lead any person, firm, company, other business or entity to breach its contract with the Company and its affiliates or otherwise cease doing business with the Company and its affiliates, or (y) divert, take away, solicit or interfere with (or intentionally attempt any of the foregoing) any business of the Company and its affiliates.

          (B) The term "intentionally," as used in this Agreement, shall mean an intentional act performed with awareness that such act was a violation of a provision of this Agreement. For purposes of this Section 4(B) only, the Employee acknowledges that he is aware and will be deemed at all times to be aware of the express conditions contained in this Agreement.

          (C) The Employee recognizes that a breach or threatened breach by him of his obligations in Section 4(A) could cause irreparable injury to the Company and its affiliates, and the Company shall be entitled to preliminary and permanent injunction enjoining him from violating Section 4(A), in addition to any other remedy which may be available.

     5. During the continuance of this Agreement (and as provided in Section 2(B) and Section 2(C) of this Agreement) the Company shall pay, and:

          (A) The Employee shall be entitled to receive an annual base salary in the sum of six hundred fifty thousand dollars ($650,000) per annum, payable in substantially equal monthly installments in accordance with the normal payroll practices of the Company. Such annual base salary may be increased annually at the discretion of the Board of the Company.

          (B) The Employee shall be entitled to receive an annual cash bonus and an annual stock option award, which amounts and award shall be pro-rated for partial years. The Employee's annual cash bonus and annual stock option award for fiscal year 2002 and fiscal year 2003 shall be determined using and applying in a reasonable and equitable manner the same criteria as that used and applied for the other senior executive officers of the Company, consistent in all material respects with the methods used by the Company for determining the Employee's fiscal year 2001 (i.e. fiscal year ended September 30, 2001) cash bonus and fiscal year 2001 stock option award. Notwithstanding the foregoing (i) the Employee's cash bonus target level for each of fiscal year 2002 and fiscal year 2003 will not be less than 75% of his base salary, and (ii) the value of the Employee's fiscal year 2002 and fiscal year 2003 stock option award targets shall not be less than $1,200,000 per fiscal year.




                                       5
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          For example, if the Company attains the cash bonus target level set for its senior executive officers for fiscal year 2002, the Employee will receive a cash bonus for fiscal year 2002 equal to not less than 75% of his 2002 base salary. If the Company exceeds or is below such set target levels for fiscal year 2002, the Employee and each other senior executive officer of the Company shall have his or her cash bonuses increased or decreased, as the case may be, by the same percentage, such percentage to be not less than the same percentage excess above or not more than the same percentage shortfall below such set target levels.

     The same methodology will be applied in determining the Employee's annual stock option awards.

          For example, if the Company attains the stock option award target levels set for its senior executive officers for fiscal year 2002, the Employee will receive a stock option award for fiscal year 2002 equal in value to not less than $1,200,000. If the Company exceeds or is below such set target levels for fiscal year 2002, the value of the Employee's stock option award, and the value of the stock option award paid to each other senior executive officer of the Company, shall be increased or decreased by the same percentage, such percentage shall be not less than the percentage excess attained by the Company or more than the percentage shortfall attained by the Company from such set target levels.

     For fiscal years of the Term subsequent to fiscal year 2003, the Company shall have the discretion to determine the annual cash bonus and annual stock option award targets and target levels for the Employee; provided, however, that in determining the Employee's annual cash bonus and annual stock option award, the Employee shall in all respects be treated reasonably, and equitably and comparably to the other senior executive officers of the Company.

          (C) The Employee shall be entitled to the employee assistance program payments and tax payments made to or for the benefit of the Employee by the Company which the Company had been paying or providing to or for the Employee immediately prior to the date hereof (or comparable substitutes therefore) and shall be entitled to participate at the same level of cost-sharing as he now participates, in the insurance programs provided to the Employee immediately prior to the date hereof, as the same may be from time to time amended for the senior executive officers of the Company.

          (D) Annual compensation under this Agreement shall be based upon the Company's annual fiscal years; the first such fiscal year hereunder shall commence on October 1, 2001. In the event the fiscal year of the Company changes, all payments and awards shall be equitably pro-rated for any resulting short fiscal years so as to fairly take into account the rights and obligations of the parties hereunder.

          6. (A) Notwithstanding anything contained in this Agreement to the contrary, and notwithstanding any termination (other than a termination as a result of the Employee's death) of this Agreement, the Company will at all times through the end of the stated Term (without giving effect to any early termination of this Agreement), at its sole cost and expense (i) make available to the Employee, at one or more locations from time to time selected by him, fully equipped



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home/offices (fax equipment, copy equipment, scanning equipment, printers, cabling, wiring, high speed internet access, computers, switches, hubs, modems, back-up systems, filing cabinets, desks, racks, chairs, and the like, and related telephone charges, I.S.P. charges, cable charges, and repair, maintenance, replacement, upgrade and set-up of the foregoing) to enable the Employee to work from each home location he may select at a standard which is comparable to his present office at the Company's principal office in Omaha, Nebraska, and (ii) provide to the Employee the information and reports concerning the Company and its present and future affiliates to the same extent that the Employee was entitled to receive such type information and reports during calendar year 2001, except (x) to the extent the Company or its affiliates are prohibited from doing so by applicable securities or other disclosure laws, and (y) after the termination of the Employee's employment hereunder, the Company shall not provide any material non-public information to the Employee without first entering into a confidentiality agreement with the Employee, in customary form, only with respect to such material non-public information (it being agreed by the Company that, absent the execution of such confidentiality agreement by the Employee, any information and reports given to the Employee by the Company shall not contain any material non-public information). In addition, at all times during the term of this Agreement, at the Company's sole cost and expense, the Employee shall continue to have his existing office and office set-up at the Company's principal office in Omaha, Nebraska, and exclusive use and access to his assistant (or a replacement selected by the Employee). Upon the termination of the Company's obligations under the first sentence of this Section 6(A), the Employee shall have the right to retain, without consideration, all equipment, furniture and other property at his home offices, and the Company shall have no rights with respect thereto.

          (B) The Employee will be entitled to five (5) weeks paid vacation per year (not necessarily in a continuous period).

          (C) The Company shall provide to or reimburse the Employee for the following during the term of this Agreement: (a) travel accident insurance, health and accident insurance and hospitalization benefits insurance, all in reasonable amounts, for the Employee while on business and while traveling between the Employee's homes outside of Nebraska and the Company's principal office in Omaha, Nebraska; (b) premiums (at standard rates for a person of the Employee's sex and age performing the duties required of him hereunder) on a $1,000,000 term life insurance policy on the life of the Employee, payable to any beneficiary selected from time to time by the Employee; (c) reasonable fees and expenses for legal, tax, accounting, financial and estate planning counseling and services for the Employee by professionals and consultants selected by him as he determines to be reasonable and necessary or convenient;
(d) reasonable fees and expenses for legal, tax and accounting counseling and services by professionals and consultants selected by the Employee in connection with structuring, drafting, negotiating and entering into this Agreement; and
(e) reasonable travel expenses (Business or First Class) for the Employee's travel between his homes outside of Nebraska and the Company's principal office in Omaha, Nebraska.

          (D) The Company shall obtain and maintain, or cause to be obtained and maintained, at its expense, for the benefit of the Employee, comprehensive director and officer, liability, risk and other insurance of the type and in the amounts presently, and from time to time, covering its most senior executive officers and its directors; all such insurance shall cover acts and omissions of the Employee until this Agreement is terminated, and shall continue in effect






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and cover all claims made after the termination for any reason or expiration of this Agreement with respect to such acts and omissions.

          (E) The Company shall promptly reimburse the Employee for such sums as shall cover his traveling, entertaining and other anticipated out-of-pocket expenses (including overnight accommodation) incurred in good faith in connection with the performance of his services hereunder. The quality of travel and accommodations shall be equal to that currently enjoyed by the most senior executive officers and the directors of the Company.

     7. Upon the termination of this Agreement howsoever arising the Employee shall upon the request of the Company (a) resign (without claim for compensation except as provided or contemplated under this Agreement) from any office or offices held by him pursuant to this Agreement and (b) deliver up or cause to be delivered up to the Company all documents, papers and property belonging to the Company which may be in his possession or control (except as contemplated in Section 6(A) above.

     8. Notwithstanding anything contained in this Agreement to the contrary, the Employee shall not be deemed in breach or default of his obligations hereunder, and shall not be liable for damages, for any act or omission taken or not taken by him for or on behalf of the Company with the good faith belief that such act or omission was (a) expressly or by implication authorized by, and (b) in the best interest of, the Company.

     9. Each party agrees to at all times act in good faith with respect to its and his rights and obligations under this Agreement.

     10. Except as expressly limited by this Agreement, the Employee may engage in any business or activity or investment; provided, however, that until this Agreement is terminated, the Employee may not engage in any business, activity or investment which substantially and adversely affects his ability to perform his duties hereunder.

     11. During the term of this Agreement and at all times thereafter, the Employee shall be entitled to be indemnified and held harmless (and made whole) by the Company to the maximum extent permitted by law for and against all costs, charges, losses, expenses, fees (including professional fees) and liabilities incurred by the Employee in connection with or relating to the execution and discharge of his services, advice, duties and responsibilities under this Agreement or with respect to his employment by or duties or services for the Company prior to the commencement of this Agreement, excluding the Employee's fraud and willful misconduct, and excluding any other conduct by the Employee amounting to an intentional breach by the Employee of his express obligations under this Agreement (as provided in Section 2(B)(ii)(a) hereof) in sole and direct consequence of which the Company is permitted to terminate this Agreement without violating its terms. It is agreed that (a) the parties intend that this
Section 11 be enforceable to the fullest extent legally possible, and (b) accordingly, the provisions of Section 20 of this Agreement shall be expressly applicable to this Section 11.

     12. Any notice to be served hereunder must be posted by registered or certified letter, return receipt requested, to (in the case of the Company) its principal office and to (in the case of the Employee) his address set forth on page 1 of this Agreement (or to such other address as the





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Employee subsequently provides to the Company). In addition, copies of any notice hereunder to the Employee must also be contemporaneously given to Kleinberg, Kaplan, Wolff & Cohen, P.C., 551 Fifth Avenue, New York, New York 10176, Attention: Fredric A. Kleinberg, facsimile number (212) 986-8866.

     13. In the event of any dispute or controversy concerning or relating to this Agreement or the relationship between the Employee and the Company, the parties hereby expressly agree to submit the matter to arbitration under the rules then obtaining of the American Arbitration Association. Any such arbitration shall take place in Delaware before three arbitrators. The decision of the arbitrators shall be final, binding and conclusive and judgment upon any award may be entered in any court of competent jurisdiction. This Section 13 shall survive the termination of this Agreement.

     14. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to conflict of law principles.

     15. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and assigns. Each successor to the Company or its business, by way of merger, sale of assets, consolidation, or the like, shall assume all of the obligations of the Company hereunder.

     16. This Agreement may only be modified by a writing signed by both parties.

     17. Any provision hereof may be waived only by an instrument in writing signed by the party against whom or which enforcement of such waiver is sought. Except as otherwise provided in this Agreement: the failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of any other provision of this Agreement.

     18. Notwithstanding anything to the contrary in this Agreement, all accrued obligations of the Company to the Employee on the date hereof shall remain outstanding and shall be timely discharged by the Company, and all rights of the Employee with respect to existing stock options (vested and unvested), profit sharing plans, pension plans, other benefit plans, and the like, shall not be reduced, limited or otherwise adversely affected by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, this Agreement represents the Employee's sole right to compensation and benefits upon the termination of employment, except to the extent required by applicable law; provided, however, that nothing in this sentence or otherwise in this Agreement shall reduce or eliminate the Employee's rights to vested options or other benefits under any employee option or benefit plan, other than a plan which provides benefits solely as a result of the Employee's termination of employment. It is the intent of the parties that nothing contained in this
Section 18 shall provide termination benefits to the Employee which duplicate termination benefits provided to the Employee elsewhere in this Agreement.





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

     19. Except as otherwise provided or contemplated by this Agreement, this Agreement, including any agreement entered into between the parties contemporaneously herewith, constitutes the entire agreement between the parties hereto with respect to the Employee's employment by the Company, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the Employee's employment.

     20. If any Section of this Agreement or any portion thereof is so broad, in scope or duration, so as to be unenforceable, such Section or portion thereof shall be interpreted to be only so broad as is enforceable.

     21. Each party shall indemnify and hold harmless the other party against any loss, cost or damages (including reasonable attorney's fees but excluding consequential damages) incurred as a result of such party's breach of any representation, warranty, covenant or agreement in this Agreement; or incurred as a result of the enforcement of this indemnity. This Section 21 shall survive the termination of this Agreement.

     IN WITNESS WHEREOF this Agreement has been signed by or on behalf of the parties hereto this 28th day of May, 2002.

                                    AMERITRADE HOLDING CORPORATION (COMPANY)


                                    By:  /s/ J. Peter Ricketts
                                       -----------------------------------------
                                         Authorized Officer

                                    Print Name:  J. Peter Ricketts
                                    Print Title:  Vice Chairman


                                         /s/ John Joe Ricketts
                                    --------------------------------------------
                                         J. JOE RICKETTS (EMPLOYEE)



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



                    Letter Agreement From Company to Employee

May 28, 2002

Dear Joe:

For good and valuable consideration, the receipt of which is hereby acknowledged by you and the undersigned, this letter agreement shall amend, as of October 1, 2001, the terms of your Employment Agreement with Ameritrade Holding Corporation, a Delaware corporation (the "Company") dated effective as of October 1, 2001 ("Employment Agreement"). It is contemplated that a merger may occur or that the Company may enter into another agreement which results in the Change of Control (as that term is defined in Section 2(A) of the Employment Agreement) of the Company, including a merger agreement which may result in a new corporation becoming the parent corporation of the Company. If the Company enters into any such merger or agreement whereby the Company is to become a subsidiary of a new corporation ("New Ameritrade"), and New Ameritrade is to become the surviving publicly traded corporation, then the Company agrees that, immediately prior to the closing of any such merger agreement (a) the Company will cause New Ameritrade to assume all of the Company's obligations under the Employment Agreement, (b) the obligations of the Company and New Ameritrade thereunder shall become joint and several, (c) you shall be employed by New Ameritrade and not by the Company (subject to the following sentence), shall be the Chairman of New Ameritrade (and not Chairman of the Company) and shall report to the Board of Directors of New Ameritrade (and not to the Board of the Company), and (d) New Ameritrade shall automatically be substituted in all respects for the Company under the Employment Agreement, and for all purposes of the Employment Agreement New Ameritrade shall be the successor to the Company. Notwithstanding the foregoing, to the extent that New Ameritrade does not have any employees, you shall remain an employee of the Company for periods after the closing of transactions, but the other provisions of the preceding sentence shall continue to apply.

                                           Very truly yours,


                                           Ameritrade Holding Corporation


                                           By: /s/ J. Peter Ricketts
                                              ----------------------------------
                                               Authorized Officer
Agreed:

/s/ John Joe Ricketts
----------------------
J. Joe Ricketts